Calculation of Filing Fee Tables
S-3
MCCORMICK & CO INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Common Stock Non-Voting, par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. This registration statement also includes such indeterminate amount of identified securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for any securities so issued upon conversion, exchange or redemption. (2) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) of the Securities Act of 1933, as amended (the "Securities Act"), and is omitting this information in reliance on Rule 456(b) and Rule 457(r) of the Securities Act. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

[2]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. This registration statement also includes such indeterminate amount of identified securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for any securities so issued upon conversion, exchange or redemption. (2) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) of the Securities Act of 1933, as amended (the "Securities Act"), and is omitting this information in reliance on Rule 456(b) and Rule 457(r) of the Securities Act. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

[3]	(1) An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. This registration statement also includes such indeterminate amount of identified securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for any securities so issued upon conversion, exchange or redemption. (2) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) of the Securities Act of 1933, as amended (the "Securities Act"), and is omitting this information in reliance on Rule 456(b) and Rule 457(r) of the Securities Act. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A